EXHIBIT 10.7

MODIFICATION TO COMPENSATION ARRANGEMENTS FOR DAVID K. RICE

The Board of Directors (the “Board”) of Tekelec (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved for David K. Rice, the Company’s Senior Vice President and GM Global Signaling Solutions, effective as of May 13, 2011, (i) an increase in his annual base salary from $270,000 to $290,000 and (ii) an increase in his target bonus opportunity under the Company’s 2011 Executive Officer Bonus Plan from 50% to 60% of his annual base salary.